                                                                    Exhibit 99.1


CONTACT: Michael Berman                              FOR IMMEDIATE RELEASE
         (312) 279-1496                              April 20, 2004



                             SOLID CORE PERFORMANCE
                          ACQUISITIONS ADD 24,000 SITES
                        MHC REPORTS FIRST QUARTER RESULTS


CHICAGO, APRIL 20, 2004 -- Manufactured Home Communities, Inc. (NYSE: MHC) today announced results for the quarter ended March 31, 2004.

For the first quarter of 2004, Funds From Operations (FFO) were $16.2 million or $.57 per share on a fully diluted basis compared to $18.6 million or $.67 per fully diluted share in the same period in 2003. First quarter property operating revenues were $69.8 million compared to $58.8 million in the first quarter of 2003. For the first quarter of 2004, average occupancy was 90.3 percent and average monthly base rent per site for the Core Portfolio was $432.63, up 4.7 percent from $413.39 in the same period last year.

First quarter results reflect acquisitions closed throughout the period and the seasonality of some of these acquisitions.

Net income available to common stockholders totaled $5.0 million or $.21 per fully diluted share for the quarter ended March 31, 2004. This compares to the net income available to common stockholders of $7.7 million or $.34 per fully diluted share in the first quarter of 2003. See the attachment to this press release for a reconciliation of FFO and FFO per share to net income and net income per share, respectively, the most directly comparable GAAP measures.

The Company's financial statements include the consolidation of its 93% equity interest in a newly formed entity created in connection with the NHC/PAMI transaction previously disclosed on February 18, 2004. In connection with the transaction the Company invested approximately $69 million for its 93% equity interest. The principals of NHC have the remaining 7% equity interest. A trial on all claims between NHC and PAMI, including whether NHC had authority to consummate the transaction with the Company was held on April 15th and 16th, 2004. The Company continues to believe in the merit of NHC's claims and defenses. However, to the extent the Company's investment is liquidated, the Company expects minimal impact on FFO per share estimates for 2004.

First quarter comparisons were impacted by, among others, the Company's: (i) Acquisition Program, (ii) the Recapitalization, and (iii) the sale of three properties in the second quarter of 2003. On a pro forma basis for the first quarter of 2003, giving effect to the Recapitalization and the reduction in FFO per share from the sale of three properties, FFO per share for the first quarter of 2003 would have been $.44 per share.

Since December 2003, the Company has invested approximately $138 million of equity to acquire 61 properties containing 24,103 sites. The Company anticipates an equity return of approximately 8% on these investments. This includes the PAMI transaction.

MHC's management projects continued growth in 2004 core property performance. Assuming current economic conditions continue to impact occupancies, overall revenue growth will be approximately 3 percent. Core portfolio operating expenses are expected to grow in excess of CPI due to continued increases in insurance, real estate taxes and utility expenses. These projections would result in Core NOI growth of approximately 2 to 2.5 percent.

Results for 2004 will continue to be impacted by: i) the Recapitalization and Acquisition Program, ii) continued competitive housing options impacting occupancy levels at certain communities, and iii) variability in income from home sales operations. In the age-qualified communities, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial markets volatility. In the all-age communities, results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing. Based upon these factors and excluding potential acquisitions, MHC projects that fully diluted FFO per share should be between $1.85 and $1.90 for the full year of 2004.

The forward-looking statements contained herein are subject to certain risks and uncertainties including, but not limited to, the Company's ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions; the Company's assumptions about rental and home sales markets; the completion of pending acquisitions and timing with respect thereto; the effect of interest rates as well as other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Manufactured Home Communities, Inc. owns or has a controlling interest in 200 quality communities in 23 states consisting of 75,416 sites. MHC is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.

A webcast of the Company's conference call discussing these results will be available via the Company's website in the Investor Info section at www.mhchomes.com at 10:00 a.m. Central today. If you wish to listen to the opening remarks in advance, they will be available on our website at 8:00 a.m. Central today.


                                       ###
Tables to follow

                       MANUFACTURED HOME COMMUNITIES, INC.
                             SELECTED FINANCIAL DATA
                                   (UNAUDITED)
                (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)


                                                                 QUARTERS ENDED
                                                             MAR. 31,       MAR. 31,
                                                               2004           2003
                                                             --------      ---------
PROPERTY OPERATIONS:
  Community base rental income .........................     $ 50,823      $ 49,361
  Resort base rental income ............................       12,425         4,077
  Utility and other income .............................        6,526         5,331
                                                             --------      --------
     Property operating revenues .......................       69,774        58,769

  Property operating and maintenance ...................       21,014        16,727
  Real estate taxes ....................................        5,507         4,638
  Property management ..................................        2,846         2,352
                                                             --------      --------
     Property operating expenses .......................       29,367        23,717
                                                             --------      --------
     Income from property operations ...................       40,407        35,052

HOME SALES OPERATIONS:
  Gross revenues from inventory home sales .............        7,538         4,092
  Cost of inventory home sales .........................       (7,016)       (3,460)
                                                             --------      --------
     Gross profit from inventory home sales ............          522           632
  Brokered resale revenues, net ........................          492           376
  Home selling expenses ................................       (2,073)       (1,894)
  Ancillary services revenues, net .....................          912           482
                                                             --------      --------
     Income from home sales and other ..................         (147)         (404)

OTHER INCOME AND EXPENSES:
  Interest income ......................................          907           261
  Income from unconsolidated joint ventures ............          804           589
  General and administrative ...........................       (2,212)       (1,932)
                                                             --------      --------
     Operating income (EBITDA) .........................       39,759        33,566

  Interest and related amortization ....................      (20,393)      (12,393)
  Income from discontinued operations ..................         --             502
  Depreciation on corporate assets .....................         (377)         (310)
  Income allocated to Preferred OP Units ...............       (2,813)       (2,813)
                                                             --------      --------
     FUNDS FROM OPERATIONS (FFO) .......................     $ 16,176      $ 18,552

  Depreciation on real estate and other costs ..........      (10,682)       (9,033)
  Gain on sale of properties and other .................          638          --
  Income allocated to Minority Interests ...............       (1,156)       (1,847)
                                                             --------      --------
     NET INCOME ........................................     $  4,976      $  7,672
                                                             ========      ========

NET INCOME PER COMMON SHARE - BASIC ....................     $    .22      $    .35
NET INCOME PER COMMON SHARE - FULLY DILUTED ............     $    .21      $    .34
                                                             --------      --------

FFO PER COMMON SHARE - BASIC ...........................     $    .58      $    .68
FFO PER COMMON SHARE - FULLY DILUTED ...................     $    .57      $    .67
                                                             --------      --------

Average Common Shares - Basic ..........................       22,674        21,918
Average Common Shares and OP Units - Basic .............       27,986        27,276
Average Common Shares and OP Units - Fully Diluted .....       28,521        27,740
                                                             --------      --------


         The Company believes that Funds From Operations provide an indicator of its financial performance and is influenced by both the operations of the properties and the capital structure of the Company. FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income (computed in accordance with generally accepted accounting principles ["GAAP"]), before allocation to minority interests, excluding gains (or losses) from sales of property, plus real estate depreciation. The Company computes FFO in accordance with the NAREIT definition, which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.

                       MANUFACTURED HOME COMMUNITIES, INC.
                                   (UNAUDITED)


                                                       AS OF                  AS OF
SELECTED BALANCE SHEET DATA:                         MARCH 31,             DECEMBER 31,
                                                        2004                   2003
                                                 ------------------     ------------------
                                                 (amounts in 000's)     (amounts in 000's)
Total real estate, net.......................    $    1,381,617         $    1,042,599
Cash and cash equivalents....................    $       17,423         $      325,740
Total assets.................................    $    1,551,781         $    1,473,915

Mortgage notes payable.......................    $    1,307,175         $    1,076,183
Unsecured debt...............................    $       35,113         $          113
Total liabilities............................    $    1,403,610         $    1,341,401
Minority interest............................    $      134,282         $      126,716
Total stockholders' equity...................    $       13,889         $        5,798

                                                       AS OF                  AS OF
                                                      MARCH 31,            DECEMBER 31,
TOTAL SHARES AND OP UNITS OUTSTANDING:                  2004                   2003
                                                 ------------------     ------------------
Total Common Shares Outstanding..............        22,881,038             22,563,348
Total Common OP Units Outstanding............         5,312,387              5,312,387

MANUFACTURED HOME ("COMMUNITY") AND                    AS OF                  AS OF
PARK MODEL / RECREATIONAL VEHICLE ("RESORT")         MARCH 31,             DECEMBER 31,
     SITE TOTALS:                                       2004                   2003
                                                 ------------------     ------------------
Community Sites Owned and Operated...........            44,140                 43,143
Community Sites Owned in Joint Ventures......             8,735                  1,521
Resort Sites Owned and Operated..............            22,541                  7,041
                                                      ---------            -----------
     TOTAL SITES.............................            75,416                 51,705


                                                          QUARTERS ENDED
MANUFACTURED HOME SITE AND                           MAR. 31,         MAR. 31,
OCCUPANCY AVERAGES:                                    2004             2003
                                                 --------------    -------------
Total Sites..................................            43,546          43,133
Occupied Sites...............................            39,318          39,802
Occupancy percent............................             90.3%           92.3%
Monthly Base Rent Per Site...................       $    430.86      $   413.39
Core* Monthly Base Rent Per Site.............       $    432.63      $   413.39


(*) Represents rent per site for properties owned in both periods of comparison. Prior year numbers have been adjusted for discontinued operations.


                                                          QUARTERS ENDED
                                                     MAR. 31,        MAR. 31,
HOME SALES:                                            2004            2003
                                                 --------------    -------------
New Home Sales Volume.........................              94              52
New Home Sales Gross Revenues.................      $    6,798      $    3,609

Used Home Sales Volume........................              76              32
Used Home Sales Gross Revenues................      $      740      $      483

Brokered Home Resale Volume...................             329             260
Brokered Home Resale Revenues, net............      $      492      $      376